Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

IPAYMENT, INC.

Offer to Exchange
Up to $400,000,000 in aggregate principal amount of its outstanding
10.25% Senior Notes due 2018
for
a like aggregate principal amount of its 10.25% Senior Notes due 2018 that have been registered under the U.S. Securities Act of 1933, as amended

IPAYMENT HOLDINGS, INC.

Offer to Exchange
Up to $125,000,000 in aggregate principal amount of its outstanding
15.00%/15.00% Senior Notes due 2018
for
a like aggregate principal amount of its 15.00%/15.00% Senior Notes due 2018 that have been registered under the U.S. Securities Act of 1933, as amended

This form, or one substantially equivalent hereto, must be used to accept the exchange offer made by iPayment, Inc., a Delaware corporation (“iPayment”) or iPayment Holdings, Inc., a Delaware corporation (“Holdings” and, together with iPayment, the “Issuers”), in each case, pursuant to the Prospectus, dated          , 2011 (as it may be amended or supplemented from time to time, the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), if: (i) certificates for the outstanding $400,000,000 in aggregate principal amount of iPayment’s 10.25% Senior Notes due 2018 (the “10.25% Initial Notes”) or the outstanding $125,000,000 in aggregate principal amount of Holdings’ 15.00%/15.00% Senior Notes due 2018 (the “15.00%/15.00% Initial Notes” and, together with the 10.25% Initial Notes, the “Initial Notes”) are not immediately available, (ii) the procedures for book-entry transfer cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) your Initial Notes, Letter of Transmittal (or facsimile thereof) and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Initial Notes pursuant to the exchange offers, a properly completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent for the Exchange Offers is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:
Wilmington Trust, National Association c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed	Wilmington Trust, National Association c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed	Wilmington Trust, National Association c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed

By Facsimile Transmission (eligible institutions only): (302) 636-4139

For Information or Confirmation by Telephone: (302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” (as defined in “The exchange offers — Signature requirements and signature guarantees” section of the Prospectus), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to iPayment or Holdings, as applicable, the principal amount of Initial Notes indicated below, pursuant to the guaranteed delivery procedures described in “The exchange offers — Guaranteed delivery procedures” section of the Prospectus.

10.25% Initial Notes

Certificate Number(s) (if
known) of Initial Notes or
Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Initial Notes*	Aggregate Principal Amount of Initial Notes Being Tendered

15.00%/15.00% Initial Notes

Certificate Number(s) (if
known) of Initial Notes or
Account Number at Book-Entry	Aggregate Principal Amount	Aggregate Principal Amount of
Transfer Facility	Represented by Initial Notes*	Initial Notes Being Tendered

*	Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

ANY AUTHORITY CONFERRED HEREIN OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS, TRUSTEES AND PERSONAL REPRESENTATIVES OF THE UNDERSIGNED.

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s) or Authorized Signatory)

(Please Type or Print Name(s) of Record Holder(s) or Authorized Signatory)

Dated:  , 2011

Address:

(Zip Code)

Telephone Number (Include Area Code):

☐	Check this Box if the Initial Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby: (i) represents that the above person(s) “own(s)” the Initial Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (ii) represents that the tender of those Initial Notes complies with Rule 14e-4 under the Exchange Act and (iii) guarantees to deliver to the Exchange Agent, at its address set forth in this Notice of Guaranteed Delivery, the certificates representing all tendered Initial Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Initial Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and all other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

Authorized Signature:

Address:

(Zip Code)

Telephone Number (Include Area Code):

Name:
(Please Type or Print)

Title:

Date:	, 2011

NOTE:	DO NOT SEND INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. INITIAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal must be received by the Exchange Agent at its address set forth on the cover page hereof prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuers.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Initial Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Initial Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Initial Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Initial Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.